Exhibit 11.1

                            COMPUTATION  OF PER SHARE INCOME  (LOSS)
                 (US  dollars in  thousands,  except  share and per share data)

                                                     Year ended      Year ended        Year ended
                                                     December 31,     December 31,     December 31,
                                                        2002             2001              2000
                                                        ----             -----             ----

Basic income (loss) per share:
     Net income (loss)                              $     11,934     $     (4,374)     $    (18,099)
                                                    ============     ============      ============

     Weighted average number of
          shares                                      17,725,879       17,611,886        17,608,167
                                                    ------------     ------------      ------------


     Basic income (loss) per share                  $       0.67     $      (0.25)     $      (1.03)
                                                    ============     ============      ============


Diluted income (loss) per share:

     Net income (loss)                              $     11,934     $     (4,374)     $    (18,099)
                                                    ============     ============      ============


    Weighted average number of shares                 17,725,879       17,611,886        17,608,167
                                                    ------------     ------------      ------------

    Assuming conversion of stock options
        under Stock Option Plan                          609,948             --                --
                                                    ------------     ------------      ------------

    Adjusted weighted average number of  shares       18,335,827       17,611,886        17,608,167
                                                    ------------     ------------      ------------

    Diluted income (loss) per share                 $       0.65     $      (0.25)     $      (1.03)
